UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2016

SEMILEDS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34992	20-2735523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.	350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +886-37-586788

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 6, 2016, SemiLEDs Corporation (the “Company”) entered into a definitive purchase agreement effective July 6, 2016 (the “Agreement”) with Dr. Peter Chiou. Pursuant to the terms of the Agreement, Dr. Peter Chiou will purchase 577,000 shares of the Company’s common stock at $5.00 per share. This represents approximately 19.6% of the outstanding shares of the Company. Dr. Chiou also intends to subscribe to a $1,615,000 SemiLEDs Corporation’s 0% interest convertible note (the “Note”) with a September 29, 2017 maturity date. Subject to shareholder approval at the Company’s next shareholders meeting, the Note will be convertible into a number of shares of the Company’s common stock equal to the quotient obtained by dividing (x) $1,615,000 by (y) the conversion price, which is equal to the lesser of $3.40 or the 5-trading day volume weighted average price of the common stock on the NASDAQ Stock Market ending on the maturity date.

These investments are expected to be funded to SemiLEDs Corporation in three installments as follows:

1.	1st installment of $1,000,000, which has been wired to the Company’s bank account.
2.

2nd installment of $1,885,000 will be wired to the Company on or before August 15, 2016. Upon completion of the share purchase, Dr. Chiou will be appointed a member of SemiLEDs Corporations’ Board of Directors; Dr. Chiou has agreed to waive any compensation for his services on the Board.

3.	3rd installment of $1,615,000 will be wired to the Company on or before September 29, 2016.

There is no assurance that the Company can successfully close the financing or if Dr. Chiou is able to meet the funding requirements of the purchase agreement.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced on June 28, 2016, Arthur H. del Prado resigned from the Board of Director s of SemiLEDs Corporation (the “Company”) effective June 22, 2016. On June 30, 2016, the Company received a notice from The NASDAQ Stock Market indicating that the Company no longer complies with the audit committee requirements as set forth in Listing Rule 5605 and confirming the Company’s opportunity to regain compliance within the cure period provided in Listing Rule 5605(c)(4) which is the earlier of the Company’s next annual meeting of stockholders or June 22, 2017, or if the next annual stockholders’ meeting is held before December 19, 2016, then the Company must evidence compliance no later than December 19, 2016.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase Agreement, effective July 6, 2016, by and between SemiLEDs Corporation, a Delaware corporation, and Peter Chiou, an individual.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 6, 2016

SemiLEDs Corporation

	By:	/s/ Christopher Lee

	Name:	Christopher Lee

	Title:	Chief Financial Officer